EXHIBIT 10.19

SECURITY AGREEMENT

THIS AGREEMENT is dated July 19, 2005 and is entered into by and between Summer Infant, Inc., a Rhode Island corporation, with its principal place of business located at 6 Blackstone Valley Place, Lincoln, Rhode Island (the “Debtor”) and Bank of America, N.A., a national banking association with a place of business located at 111 Westminster Street, Providence, Rhode Island (the “Secured Party”).

NOW THEREFORE, in consideration of the provisions herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

I. DEFINITIONS

1.1. “Accounts” shall mean “accounts” within the meaning of the Code and, to the extent not otherwise included therein, all Contract Rights, accounts receivable, instruments, documents and chattel paper; any other obligations or indebtedness owed to the Debtor from whatever source arising; all rights of Debtor to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of Debtor in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Debtor as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale; and all of the foregoing, whether now existing or hereafter created or acquired.

1.2. “Chattel Paper” means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods, and all other items not specifically set forth herein but which constitute “chattel paper” under the UCC; and all cash and non-cash proceeds of the foregoing, including insurance proceeds. In this paragraph, “monetary obligation” means a monetary obligation secured by the goods or owed under a lease of the goods and includes a monetary obligation with respect to software used in the goods. If a transaction is evidenced by records that include an instrument or series of instruments, the group of records taken together constitutes “chattel paper”.

1.3. “Commercial Tort Claims” means a claim arising in tort with respect to which:

(a) the claimant is an organization; or

(b) the claimant is an individual and the claim:

(i)	arose in the course of the claimants business or profession; and

(ii)	does not include damages arising out of personal injury to or the death of an individual,

and all other items not specifically set forth herein but which constitute “commercial tort claims” under the UCC; and all cash and non-cash proceeds of the foregoing, including insurance proceeds.

1.4. “Code” or “UCC” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of Rhode Island.

1.5. “Collateral” shall have the meaning assigned to it in Section 2.1 of this Agreement.

1.6. “Contract Rights”, to the extent not included in the definition of Accounts in Section 1.1, shall mean all rights to payment or performance under a Contract not yet earned by performance and not evidenced by an instrument or chattel paper.

1.7. “Contract” or “Contracts” shall mean all contracts, agreements and other undertakings of any nature whatsoever pursuant to which the Debtor has entered into a sale or agreement to sell or provide goods or services now or in the future.

1.8. “Debtor’s Address” shall mean 6 Blackstone Valley Place, Lincoln, Rhode Island.

1.9. “Deposit Accounts” means a demand, time, savings, passbook, or similar account maintained with a bank or other financial institution, and all other items not specifically set forth herein but which constitute “deposit accounts” under the UCC; and all cash and non-cash proceeds of the foregoing, including insurance proceeds.

1.10. “Documents”, shall mean “documents” within the meaning of the Code.

1.11. “Event of Default” shall mean an Event of Default set forth in Section 7.1 hereof.

1.12. “Equipment” shall include “equipment” within the meaning of the Code and, to the extent not otherwise included therein, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Debtor (including automotive equipment), now owned or hereafter acquired by the Debtor, and used or acquired for use in the business of the Debtor, together with all accessions thereto and all substitutions and replacements thereof and parts therefor; and all cash or non-cash Proceeds of the foregoing.

1.13. “Fixtures” shall mean “fixtures” within the meaning of the Code and, to the extent not otherwise included therein, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor.

1.14. “General Intangibles” shall mean “general intangibles” within the meaning of the Code to the extent they arise from the sale of goods or services or are used in connection with the production of Inventory, all tax refunds and other claims of the Debtor against any Governmental Authority, and all choses in action, insurance proceeds, goodwill, patents, copyrights, trademarks, tradenames, customer lists, formulae, trade secrets, licenses, designs, computer software, research and literary rights now owned or hereafter acquired.

1.15. “Governmental Authority” shall mean any instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

1.16. “Inventory” shall mean “inventory” within the meaning of the Code, and to the extent not otherwise included therein, all goods, merchandise and other personal property now owned or hereafter acquired by the Debtor which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in the Debtor’s business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing, including insurance proceeds.

1.17. “Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account, and all other items not specifically set forth herein but which constitute “investment property” under the UCC; and all cash and non-cash proceeds of the foregoing, including insurance proceeds.

1.18. “Lien” shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

1.19. “Loan Agreement” shall mean that certain Revolving Credit Agreement of even date by and between the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited, and the Secured Party.

1.20. “Obligations” means all indebtedness, obligations and liabilities of the Debtor to the Secured Party of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all loans (including any loan by renewal or extension), all indebtedness, all undertakings to take or refrain from taking any action, and all interest, taxes, fees, charges, expenses and attorneys’ fees chargeable to the Debtor or incurred by the Secured Party under this Agreement, or any other document or instrument delivered in connection herewith, and further including, without limitation, all obligations of the Debtor to the Secured Party pursuant to the Promissory Note and the Loan Agreement.

1.21. “Permitted Liens” means:

(a) Liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which there shall have been set aside on the Debtor’s books adequate reserves;

(b) Liens existing on the date hereof which are described in Exhibit A attached hereto and incorporated herein by reference;

(c) Liens permitted by the Loan Agreement; and

(d) Liens securing the Promissory Note and the Loan Agreement.

1.22. “Proceeds” shall mean “proceeds” as defined in the Code and, to the extent not otherwise included therein, (a) any and all proceeds of any insurance, indemnity, warranty, guaranty, or other agreement, instrument or undertaking similar to any of the foregoing, payable to the Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, and (d) any products or rents of any of the Collateral.

1.23. “Promissory Note” shall mean that certain Secured Promissory Note of the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited payable to the order of the Secured Party, dated as of even date and in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000).

1.24. “Secured Party’s Address” shall mean 111 Westminster Street, Providence, Rhode Island, 02903.

II. GRANT OF SECURITY INTEREST

2.1. Collateral and Grant of Security Interest. As collateral security for the payment and performance of all of the Obligations, the Debtor hereby grants, assigns, conveys, pledges and transfers to the Secured Party, a continuing security interest in all tangible and intangible personal property of the Debtor, including, but not limited to, the following assets and properties of the Debtor, any and all substitutions therefor and replacements thereof, and any and all additions and accessions thereto whether now owned or hereafter acquired or in which the Debtor may now have or hereafter acquire an interest, wherever located (all of which are hereinafter collectively referred to as the “Collateral”):

(a) All Accounts and General Intangibles now existing or arising in the future, whether in the ordinary course of the Debtor’s business, in respect of the sale of Inventory, or otherwise (including without limitation, (i) all monies due and to become due under any Contract or Account, (ii) any damages arising out of or for breach or default in respect of any such Contract or Account, (iii) all other amounts from time to time paid or payable under or in connection with any such Contract or Account and (iv) the right of the Debtor to terminate any Contract or to perform and to exercise all remedies thereunder);

(b) All Inventory;

(c) All Equipment and Fixtures;

(d) All Investment Property, Deposit Accounts, Chattel Paper, and Commercial Tort Claims;

(e) All ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related data processing software) evidencing an interest in or relating to the foregoing Collateral;

(f) All instruments, Documents, securities, cash and property, owned by the Debtor or in which Debtor has an interest, which now or hereafter at any time are in the possession and control of the Secured Party or in transit by mail or carrier to or from the Secured Party or in the possession of any third party acting in behalf of the Secured Party, without regard to whether the Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether the Secured Party had conditionally released the same; and

(g) To the extent not otherwise included, all Proceeds of any and all of the foregoing.

2.2. Possession of the Collateral. Until the occurrence of an Event of Default, the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon.

III. REPRESENTATIONS AND WARRANTIES

The Debtor represents and warrants to the Secured Party, and such representations and warranties shall be continuing representations and warranties so long as any Obligations shall remain outstanding, as follows:

3.1. Title to Collateral. Except for the security interest granted hereby and the Permitted Liens, the Debtor has or in the case of after-acquired Collateral will have, good and marketable title to the Collateral free from any adverse lien, security interest or encumbrance; and the Debtor will defend the Collateral against all claims and demands of all persons claiming the same or any interest therein.

3.2. Accuracy of Statements. All warranties, representations, statements and other information furnished to the Secured Party by or in behalf of the Debtor are or will be when the same are made or furnished, accurate and complete in all material respects.

3.3. Location of Collateral. Except as affected by the sale or consumption of Inventory in the ordinary course of business, the Collateral is or will be kept at the Debtor’s Address and at those locations described on Schedule 3.3 attached hereto, and the Debtor will give the Secured Party ten (10) days’ prior written notice of any change in, addition to or discontinuance of the location where the Collateral is kept, and, unless otherwise provided herein, the Debtor will not remove any Collateral from the Debtor’s Address without the prior written consent of the Secured Party.

3.4. Landlord Waivers/Warehouseman Letters. If the Collateral or any part thereof is located at real property where the Debtor does not own the fee interest therein, the Debtor will, upon demand of the Secured Party, furnish to the Secured Party a disclaimer or disclaimers satisfactory to the Secured Party and signed by all persons having an interest in such real estate.

3.5. Financing Statements. Except for the Permitted Liens, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office; and, at the request of the Secured Party, the Debtor will join with the Secured Party in filing one or more financing statements pursuant to the Code in form satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is deemed by the Secured Party to be necessary or desirable.

3.6. Tradenames. The Debtor (a) utilizes no tradenames in the conduct of its business, (b) has not changed its name since the date of acquisition of the Debtor by its current ownership, been the surviving entity in a merger or acquired any businesses, and (c) has not changed the location of its chief place of business or chief executive office or the location of its records with respect to Accounts or the location of any Inventory.

3.7. Place of Business. The address of the chief executive office of the Debtor is 6 Blackstone Valley Place, Lincoln, Rhode Island. The address of the chief place of business of the Debtor is 6 Blackstone Valley Place, Lincoln, Rhode Island.

3.8. Tax Returns. The Debtor has filed or has applied for extensions to file all federal, state and local tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments and other governmental charges.

3.9. Legally Enforceable Agreement. This Agreement and any document or instrument delivered in connection herewith and the transactions contemplated hereby or thereby have been duly authorized, executed and delivered; and this Agreement and such other documents and instruments constitute valid and legally binding obligations of the Debtor and are enforceable against the Debtor in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and except as certain remedies thereunder may be subject to equitable principles.

IV. GENERAL COVENANTS

The Debtor hereby covenants and agrees that so long as any of the Obligations remain outstanding:

4.1. Sale of Collateral. Except as provided in Section 5.1.1 hereof, the Debtor will not sell or offer to sell or otherwise transfer the Collateral or any interest therein without the prior written consent of the Secured Party.

4.2. Insurance. The Debtor shall have and maintain insurance at all times with respect to all Collateral against risks of fire and such other risks customarily insured against by companies engaged in similar businesses to that of the Debtor. Such insurance shall be payable to the Secured Party as loss payee as its interest may appear. The Debtor shall furnish to the Secured Party certificates or other evidence satisfactory to the Secured Party of compliance with these insurance requirements. If any proceeds under any insurance policies are paid to the Secured Party while any Obligations remain outstanding, the Secured Party at its election may apply such proceeds to the payment of such Obligations or release such proceeds to the Debtor for the purpose of replacing the lost, damaged or destroyed Collateral with respect to which such proceeds were paid. The Debtor will maintain such insurance with financially sound and reputable companies acceptable to the Secured Party (i.e. insurance companies authorized to write insurance in the State of Rhode Island and which have at all times a general policyholder’s rating of A or A+ in Best’s latest rating guide). All of said policies of insurance or certificates thereof, including all endorsements thereof and those required hereunder, shall be deposited with the Secured Party; and such policies shall contain provisions that no such insurance may be canceled or decreased without twenty (20) days’ prior written notice to the Secured Party.

4.3. Taxes and Assessments. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if:

(a) the validity thereof is being contested in good faith by appropriate proceedings;

(b) such proceedings do not permit any sale, forfeiture or loss of any of the Collateral or any interest therein; and

(c) such charge is adequately reserved against in accordance with generally accepted accounting principles consistently applied.

4.4. Defense of Collateral. The Debtor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien, claim or right, on or to the Collateral, other than the Lien created hereunder and the Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the Liens, claims and demands of all other parties.

4.5. Access. The Secured Party shall at all times have complete access during normal business hours upon reasonable prior notice to all of the books, correspondence and records of the Debtor relating to the Collateral; and, the Secured Party or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Secured Party, at the Debtor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto as set forth in the Loan Agreement. The Secured Party and its representatives shall at all times upon reasonable prior notice also have the right to enter into and upon any premises where any of the Inventory and Equipment is located for the purpose of inspecting the same, observing its use, or otherwise protecting its interest therein.

4.6. Notice of Loss or Default. The Debtor will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral not covered by insurance and the amount or an estimate of the amount of such loss or diminution. The Debtor shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default under this Agreement, and promptly inform the Secured Party of any events or changes in the financial condition of the Debtor occurring since the date of the last financial statement of the Debtor delivered to the Secured Party, which individually or cumulatively when viewed in light of prior financial statements, may result in a material adverse change in the financial condition of the Debtor.

4.7. Additional Instruments. At any time and from time to time upon request of the Secured Party, the Debtor shall execute and deliver to the Secured Party, in form and substance satisfactory to the Secured Party, such documents and chattel paper as the Secured Party shall deem necessary or desirable to perfect or maintain perfected the security interest of the Secured Party in the Collateral or which may be necessary to comply with the provisions of the law of the State of Rhode Island or the law of any other jurisdiction in which the Debtor may then be conducting business or in which any of the Collateral may be located.

V. SPECIFIC REPRESENTATIONS, WARRANTIES AND

COVENANTS WITH RESPECT TO THE COLLATERAL

With respect to the Collateral, the Debtor hereby represents, warrants and covenants with the Secured Party, as follows:

5.1. Inventory. As to Inventory:

5.1.1. The Debtor shall not sell, lease or otherwise transfer any interest in the Inventory except that the Debtor may, until an Event of Default occurs, hold, process, sell, use or consume the Inventory in the ordinary course of its business, excluding, however, any sale or transfer made in partial or total satisfaction of a debt.

5.1.2. The Debtor shall keep monthly stock, cost and sales records of the Inventory, accurately itemizing and describing the types and quantities of the Inventory and the cost and selling price thereof; and all books, records and documents relating to the Inventory are and will be genuine, complete and correct.

5.1.3. None of the Inventory is or at any time or times hereafter will be, stored with a bailee (other than at Debtor’s Address) or consignee without the prior written consent of the Secured Party.

5.1.4. The Debtor shall, at the Secured Party’s request, deliver to the Secured Party any and all evidence of ownership of, certificates of title to or other documents evidencing any interest in, any and all of the Inventory.

5.2. Equipment. As to Equipment:

5.2.1. The Debtor shall keep and maintain all Equipment in good operating condition and repair, make all necessary repairs thereto and replacement of parts thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved.

5.2.2. The Debtor shall not, without the prior written consent of the Secured Party, sell, offer to sell, lease or in any other manner dispose of any of the Equipment except in the ordinary course of business.

5.3. Accounts. As to Accounts:

5.3.1. Accounts constituting a portion of the Collateral and all papers and Documents relating thereto are genuine and in all respects what they purport to be; the same are valid and subsisting and arise out of bona fide sales of goods, or out of or for services heretofore rendered by the Debtor to the account debtors and each of them; and the amount of the Accounts represented by the Debtor’s records as owing by each such account debtor, except for normal cash discounts, is not disputed, and except for such normal cash discounts is not subject to any set-offs, credits, deductions or counter charges except charge backs in the ordinary course of the Debtor’s business. Similar representations and warranties will be assumed to exist as to Accounts hereafter arising except as to set-offs, credits, deductions, counter charges and disputes as to which the Debtor gives prompt written notice to the Secured Party.

5.3.2. Upon the occurrence of an Event of Default, the Secured Party shall have the right in its own name or in the name of the Debtor to demand, collect, receive, sue for, compromise and give acquittance for, any and all amounts due or to become due on the Accounts constituting a portion of the Collateral and to endorse the name of the Debtor on all commercial paper given in payment or part payment thereof, and in its discretion, to file any claim or take any other action which the Secured Party may deem necessary or appropriate to protect and preserve and realize upon its security interest in the Accounts and the Proceeds thereof.

5.3.3. The Secured Party may require the Debtor to mark its records to reflect the assignment to the Secured Party of the Accounts constituting a part of the Collateral.

5.3.4. Upon the occurrence of an Event of Default, the Secured Party shall have the right to notify any and all account debtors to make payment thereof directly to the Secured Party; but to the extent the Secured Party does not so elect, the Debtor shall continue to collect the Accounts. Upon the occurrence of an Event of Default, all proceeds of the Accounts, in whatsoever form received by the Debtor, shall be immediately delivered by the Debtor to the Secured Party in the form as received by the Debtor, and until so delivered, the Debtor agrees that all sums so collected shall be the property of the Secured Party, held in trust by the Debtor for the Secured Party, and not commingled with the Debtor’s other funds; provided, however, that the Secured Party in its discretion to such extent and for such periods, if any, as it sees fit, may authorize the Debtor to use or retain some or all of the sums so collected from such Accounts for other purposes. Proceeds transmitted to the Secured Party may be handled and administered by the Secured Party in and through a remittance account or similar mechanism; but the Debtor acknowledges that the maintenance of such an account is solely for the convenience of the Secured Party in facilitating its own operations, and that the Debtor has not and shall not have any right, title or interest in said account or in the amounts at any time appearing to the credit thereof. Except to the extent the Secured Party may from time to time in its discretion release proceeds to the Debtor for use in the business, all proceeds received by the Secured Party shall be applied on the due and payable indebtedness secured hereby, but the Secured Party need not apply nor give credit for any item included in such proceeds until such Secured Party has received final payment thereof at its office in cash or solvent credit accepted by the Secured Party as such.

5.3.5. The Debtor shall provide the Secured Party, at its request, from time to time with (a) confirmatory assignment schedules, (b) copies of all invoices relating to the Accounts, (c) evidence of shipment or delivery of the Inventory, and (d) such further information and/or schedules as the Secured Party may reasonably require, all in a form satisfactory to the Secured Party.

5.3.6. The Secured Party shall have the right at any time or times, in the Debtor’s name, in the Secured Party’s name, or in the name of a nominee of the Secured Party, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission, or otherwise. The Secured Party shall have the right to make test verifications of the Accounts in any manner and through any medium that it considers advisable, and the Debtor agrees to furnish all such assistance and information as the Secured Party may reasonably require in connection therewith and the Debtor is reasonably able to provide.

5.4. Chattel Paper. Debtor shall not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

5.5. Control Agreements. Debtor will cooperate with Secured Party in obtaining a control agreement(s) in form and substance satisfactory to Secured Party with respect to any Collateral consisting of (i) Deposit Accounts; (ii) Investment Property; and (iii) Chattel Paper.

5.6. Investment Property. As to Investment Property:

5.6.1. Until the occurrence of an Event of Default, Debtor shall retain the right to vote or otherwise exercise any rights relating to any of Debtor’s Investment Property in a manner not inconsistent with the terms of this Agreement. If Debtor, as registered holder of such Investment Property, receives (i) any dividend or other distribution in cash or other property in connection with the liquidation or dissolution of the issuer of such Investment Property, or in connection with the redemption or payment of such Investment Property, or (ii) any stock certificate, option or right, or other distribution, whether as an addition to, in substitution of, or in exchange for, such Investment Property, or otherwise, Debtor agrees to accept the same in trust for Secured Party and to deliver the same forthwith to Secured Party or its designee, in the exact form received, with such Debtor’s endorsement or reassignment when necessary, to be held by Secured Party as Collateral.

5.6.2. Upon request of Secured Party, Debtor shall (i) deliver all of Debtor’s Investment Property represented by certificates, including without limitation all stock of its subsidiaries, if any, to Secured Party to hold pursuant to the terms of this Agreement, and (ii) register in the name of Secured Party or its designee any uncertificated Investment Property or Secured Party’s security interest therein on the books maintained by or on behalf of the issuer thereof or the depository therefor.

VI. SECURED PARTY’S APPOINTMENT AS

ATTORNEY-IN-FACT

6.1. Appointment and Powers. Upon and during the continuance of an Event of Default, the Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name and stead of the Debtor or in its own name, from time to time in the Secured Party’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, in behalf of the Debtor, after an Event of Default and notice to the Debtor, to do the following:

(a) To communicate with any party to any Contract or any account debtor with regard to any aspect of any Contract or Account and to ask, demand, collect, receive or give acquittances and receipt for any and all monies due or to become due under any Account or Contract and, in the name of the Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Account or Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such monies due under any Account or Contract whenever payable;

(b) To pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(c) To effect any required repairs to the Collateral;

(d) To obtain any insurance required pursuant to this Agreement and to pay all or any part of the premiums therefor;

(e) To receive payment of and receipt for any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(f) To sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral;

(g) To commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(h) To defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

(i) To settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;

(j) Generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party was the absolute owner thereof for all purposes including, without limitation, the execution of assignments, bills of sale or other instruments of conveyance or transfer with respect to the Collateral; and

(k) To do, at the Secured Party’s option and at the Debtor’s expense, at any time or from time to time, all acts or things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the security interest granted by this Agreement, all as fully and effectively as the Debtor might do.

6.2. Irrevocable Power of Attorney. The power of attorney granted under Section 6.1 hereof is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full.

6.3. The Secured Party’s Lack of Duty. The Debtor agrees that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers.

VII. EVENTS OF DEFAULT AND ACCELERATION

7.1. Events of Default. The occurrence of any Event of Default, as defined in the Loan Agreement or the Promissory Note, shall constitute an Event of Default hereunder.

7.2. Acceleration. If any Event of Default shall occur, then or at any time thereafter while such Event of Default shall continue, the Secured Party may declare all Obligations to be immediately due and payable, without notice, protest, presentment or demand, all of which are hereby expressly waived by the Debtor.

VIII. REMEDIES

8.1. In General. If an Event of Default shall occur and be continuing:

8.1.1. All payments received by the Debtor under or in connection with any of the Collateral shall be held by the Debtor in trust for the Secured Party, shall be segregated from other funds of the Debtor, and shall forthwith, upon receipt by the Debtor, be turned over to the Secured Party in the same form received by the Debtor (duly endorsed by the Debtor to the Secured Party, if required).

8.1.2. Any and all such payments so received by the Secured Party (whether from the Debtor or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party as collateral security for, and/or then or at any time thereafter, applied in whole or in part by the Secured Party against all or any part of the Obligations, in such order as the Secured Party shall elect. Any balance of such payments held by the Secured Party and remaining after payment in full of all the Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

8.2. The Secured Party’s Rights and Remedies Upon Acceleration. The Debtor agrees that if an Event of Default shall occur and be continuing:

8.2.1. The Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a Secured Party under the Code or under the applicable law of any other jurisdiction, including, without limitation, any jurisdiction where the Collateral may be located.

8.2.2. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Debtor or any other party (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof and/or may forthwith sell, lease, assign, give option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so) or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Secured Party’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

8.2.3. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby expressly waived and released.

8.2.4. At the Secured Party’s request, the Debtor shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor’s premises or elsewhere.

82.5. The Secured Party shall retain the net proceeds of the Collateral arising from any collection, sale, recovery, receipt or appropriation, after the payment of all expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Secured Party hereunder, including reasonable attorneys’ fees and legal expenses, for application by it to the payment of the Obligations in such order as the Secured Party shall elect and Debtor shall remain liable for any deficiency remaining unpaid after such application; after applying over such net proceeds as set forth above, after the payment by the Secured Party of any other amount otherwise required to be paid, the Secured Party shall account for the surplus, if any, to the Debtor.

8.2.6. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, the Secured Party must give at least ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place; the Debtor further agrees that such notice is reasonable notification of such matters and that no notification need be given by the Secured Party to the Debtor if the Debtor has executed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

8.2.7. The Debtor shall pay to the Secured Party, on demand, any and all expenses, including any reasonable attorneys’ fees and legal expenses, incurred or paid by the Secured Party in protecting or enforcing its rights, powers and remedies hereunder or under any other agreement between the parties.

IX. SET-OFF

Debtor hereby grants to Secured Party a lien, security interest and right of setoff as security for all liabilities and obligations to Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, safekeeping or control of Secured Party or any entity under the control of Bank of America Corporation, or in transit to any of them. At any time, without demand or notice, Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of Debtor even though unmatured and regardless of the adequacy of any collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF DEBTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

X. LIMITATION ON SECURED PARTY’S

DUTY WITH RESPECT TO CARE OF COLLATERAL

The Secured Party shall not have any duty as to any Collateral which is not in its possession or control.

XI. NOTICES

Any demand or notice required or permitted to be given hereunder shall be deemed effective three (3) business days after being deposited in the United States Mail and sent by certified mail, return receipt requested, postage prepaid, addressed to the Secured Party at the Secured Party’s Address (with a copy to R. Jeffrey Knisley, Esq., Roberts, Carroll, Feldstein & Peirce Incorporated, 10 Weybosset Street, Providence, Rhode Island 02903) or to the Debtor at the Debtor’s Address (with a copy to Steven Rosenbaum, Esq., Poore & Rosenbaum LLP, 30 Exchange Terrace, Providence, Rhode Island 02903) or to such other address as may be provided by the party to be notified, on ten (10) days’ prior written notice to the other party.

XII. GENERAL PROVISIONS

12.1. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

12.2. No Waiver by the Secured Party; Cumulative Remedies. The Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing and signed by the Secured Party, and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Secured Party, of any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law. None of the terms or provisions of this Agreement may be waived, modified, amended or supplemented except by an instrument in writing, duly executed by the Secured Party.

12.3. Successors and Assigns. Each reference herein to the Secured Party shall be deemed to include its successors and assigns, and each reference to the Debtor and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural, as the context may require, and shall be deemed to include the legal representatives, successors and assigns of the Debtor, all of whom shall be bound by the provisions hereof. The term “Debtor” as used herein shall, if the Agreement is signed by more than one Debtor, mean, unless this Agreement otherwise provides or unless the context otherwise requires, the

“Debtor and each of them” and each and every representation, promise, agreement and undertaking shall be joint and several, except that the granting of the security interest, right of set-off and lien shall be by each of the Debtors in its several respective property. In the event that there is more than one Debtor, any loan which is secured by this Agreement shall be deemed to be made at the request of and for the benefit of each Debtor.

12.4. Governing Law. This Agreement is delivered in the State of Rhode Island to the Secured Party and the rights, remedies, duties and obligations of the parties hereto and all provisions hereof shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Rhode Island.

12.5. Further Indemnification. The Debtor agrees to pay, and to save the Secured Party harmless from, any and all liabilities with respect to or resulting from any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

12.6. Complete Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by or in behalf of the parties hereto.

12.7. Section Headings. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

12.8. Assignment by Secured Party. The Secured Party may, from time to time, without notice to the Debtor, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or the Collateral therefor. In such event, each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations and/or the Collateral shall have the right to enforce this Agreement by legal action or otherwise for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such rights. The Secured Party shall have an unimpaired right to enforce this Agreement for its benefit to that portion of the Obligations of the Debtor as the Secured Party has not sold, assigned, transferred or otherwise disposed of.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of the parties hereto as of the date first above written.

WITNESS:	Summer Infant, Inc.

/s/ Steven Rosenbaum	By:	/s/ Mark D. Gorton
	Name:	Mark D. Gorton
	Title:	VP Finance

Bank of America, N.A.

	By:	/s/ David J. Angell
	Name:	David J. Angell
	Title:	Senior Vice President